Securities and Exchange Commission 450 Fifth Street, NW Washington, D.C. To Whom It May Concern: I, Jacqueline Hanson, the undersigned, of 2200 West Don Tyson Parkway, Springdale, AR 72762 hereby appoint Adam Deckinger, Gordon McGrath or Marissa Savells as my true and lawful attorneys in fact, giving to each individually the full power and authority to execute and file on my behalf all forms necessary for reporting my transactions in Tyson Foods, Inc. securities to the Securities and Exchange Commission, including without limitation Forms 3, 4 or 5. The undersigned also hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, including without limitation the updating of EDGAR CIK, CCC, Password, and other access codes, passphrases, and other account or filer information, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. This power of attorney will continue until terminated by me in writing, or until I am no longer required to report my trading activity in Tyson Foods, Inc. securities to the Securities and Exchange Commission. The undersigned acknowledges that the foregoing attorneys in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. Jacqueline Hanson STATE OF ARKANSAS ) ) COUNTY OF WASHINGTON ) Before me, the undersigned authority, on this day appeared, Jacqueline Hanson, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that she had executed the instrument for the purposes and consideration expressed in the instrument, as her act and deed. Given under my hand and seal of office on the 31st day of January, 2024. My Commission Expires: July 14, 2025 Notary Public /s/ Jacqueline Hanson /s/ Victoria Looney